EXHIBIT 5



                                   Kadant Inc.
                           One Acton Place, Suite 202
                           Acton, Massachusetts 01720




                                                               December 23, 2002

Kadant Inc.
One Acton Place, Suite 202
Acton, Massachusetts   01720

Re: Registration Statement on Form S-8 Relating to 612,000 Shares of the Common Stock, $.01 par value, of Kadant Inc.

Dear Sirs:

         I am General Counsel to Kadant Inc., a Delaware corporation (the "Company"), and have acted as counsel in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement"), of 612,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares") subject to Company's 2001 Employees Equity Incentive Plan (the "Plan").

         I have reviewed the corporate proceedings taken by the Company with respect to the authorization of the issuance of the Shares. I have also examined and relied upon originals or copies, certified or otherwise authenticated to my satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's representatives all questions of fact that I have deemed necessary or appropriate.

         Based upon and subject to the foregoing, I am of the opinion that:

         1. The Company is a corporation validly existing and in corporate good standing under the laws of the State of Delaware.

         2. The issuance and sale of the Shares as contemplated in the Registration Statement have been duly authorized by the Company.

         3. The Shares, when issued and sold in accordance with the provisions of the Plan, will be validly issued, fully paid and nonassessable.

         This opinion is limited to the applicable provisions of the Delaware Constitution, the General Corporation Law of the State of Delaware ("Delaware Law") and reported judicial decisions interpreting Delaware Law.

         I hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                           Very truly yours,



                                                           /s/ Sandra L. Lambert
                                                           ---------------------
                                                           Sandra L. Lambert
                                                           General Counsel